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                                                                     EXHIBIT 4.3


                                    WARRANT


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT. UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH, NO TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES SHALL BE VALID OR EFFECTIVE.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE, AS DEFINED HEREIN, OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

                             WARRANT TO PURCHASE
                           SHARES OF COMMON STOCK
                                     OF
                               MSU CORPORATION
NO. W-2

    This certifies that, for good and valuable consideration, McLaughlin Group LLC and its assigns (collectively, the "Warrantholder"), is entitled to purchase from MSU Corporation, a corporation incorporated under the laws of the State of Florida (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 a.m., New York time, on the Commencement Date (as defined herein), and before 5:00 p.m., New York time on the Expiration Date (as defined herein) (or, if such day is not a Business Day, at or before 5:00 p.m., New York time, on the next following Business Day), the Warrant Shares (as defined herein) at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in Article 3 hereof.


                                  ARTICLE 1

    1.1 Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

        (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

        (b)  Common Stock: Common stock, $.01 par value, of the Company.

        (c)  Commencement Date: 9:00 a.m., New York time, on March 1, 1996.

        (d)  Demand Registration: See Section 6.2.


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        (e)  Exchange Act: The Securities Exchange Act of 1934, as amended.

        (f) Exercise Price: $1 million for the Warrant Shares, as such price may be adjusted from time to time pursuant to Article 3 hereof.

        (g) Expiration Date: 5:00 p.m., New York time, on such day that is eighteen months after the Commencement Date or, if such day is not a Business Day, the next succeeding day which is a Business Day.

        (h)  Holder:  A Holder of Registrable Securities.

        (i)  NASD:  National Association of Securities Dealers, Inc.  and
Nasdaq: NASD Automatic Quotation System.

        (j) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

        (k)  Piggyback Registration:  See Section 6.1.

        (l) Prospectus: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post- effective amendments and all material incorporated by reference in such Prospectus.

        (m) Public Offering: A public offering of any of the Company's equity or debt securities pursuant to a Registration Statement under the Securities Act.

        (n) Registration Expenses: Any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Article 6, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities including the reasonable fees and expenses of any special experts retained with the approval of the Company in connection with the requested registration, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

        (o) Registrable Securities: Any Warrant Shares issued to McLaughlin Group LLC and/or its designees or transferees and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article 3 hereof; provided, however, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and





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such securities shall have been disposed of in accordance with such
Registration Statement; or (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

        (p) Registration Statement: Any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

        (q) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

        (r)  Securities Act:  The Securities Act of 1933, as amended.

        (s) Warrants: This Warrant, all other warrants issued on the date hereof and all other warrants that may be issued in its or their places (together evidencing the right to purchase the Warrant Shares), originally issued as set forth in the definition of Registrable Securities.

        (t) Warrantholder: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof (subject to the restrictions set forth in Section 5.2), in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

        (u) Warrant Shares: Such number of shares of Common Stock as equals 3.5% of the outstanding shares of Common Stock on the date this Warrant is exercised (with such determination to be made on a fully diluted basis, with all warrants [excluding this Warrant], options, convertible securities and the like deemed exercised and converted).


                                   ARTICLE 2

                        DURATION AND EXERCISE OF WARRANT

    2.1 Duration of Warrant. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 a.m., New York time, on the Commencement Date, and before 5:00 p.m., New York time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

    2.2 Exercise of Warrant.

        (a) The Warrantholder may exercise this Warrant, in whole only, by presentation and surrender of this Warrant to the Company at its corporate office at 270 Upper 4th Street, Milton Keynes Bucks MK9 1DP or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for the Warrant Shares.

        (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the Exercise Price for the Warrant Shares, the Company shall cause to be issued one or more certificates for the Warrant Shares (adjusted to reflect the effect of the anti-dilution provisions contained in Article 3 hereof, if any, and as provided in Section 2.4 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common





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Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

        (c) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issuance of the Warrant Shares.

    2.3 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (except as contemplated by Section 2.2(b)) and free and clear of all preemptive rights.

    2.4 Fractional Shares. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.4, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant, pay to the Warrantholder an amount in cash equal to the fair market value of such fractional share as of the exercise date.

    2.5 Listing. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing, of any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.


                                  ARTICLE 3

                    ADJUSTMENT OF SHARES OF COMMON STOCK
                      PURCHASABLE AND OF EXERCISE PRICE

    The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article 3.

    3.1 Adjustments.

        (a) If at any time prior to the exercise of this Warrant, the Company shall issue or sell any Common Stock without consideration or for consideration per share less than the current market price per share on the date of such issuance or sale, or fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a





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price (or having an exercise or conversion price) less than the current market price of the Common Stock, the Exercise Price shall be appropriately adjusted in favor of the Warrantholder..

        (b) If at any time prior to the exercise of this Warrant, the Company shall fix a record date for the issuance or making of a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of indebtedness, any other securities of the Company or any cash property or other assets (excluding a standard combination, reclassification or recapitalization), the Exercise Price shall be appropriately adjusted in favor of the Warrantholder.

        (c) If at any time prior to the exercise of this Warrant, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Article 3, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

        (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to one or more of paragraphs (a) and (b) of this Section 3.1, the Warrant Shares shall simultaneously be appropriately adjusted in favor of the Warrantholder.

    3.2 Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.


                                   ARTICLE 4

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

    4.1 No Rights as Shareholders; Notice to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise of the Warrant, any of the following events shall occur:

        (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a cash dividend subject to the parenthetical set forth in Section 3.1(b)) to all holders of Common Stock;





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        (b)  the Company shall authorize the issuance to all holders of Common
Stock of any additional shares of Common Stock or Common Stock equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock equivalents or of any other subscription rights, options or warrants;

        (c) a dissolution, liquidation or winding up of the Company shall be proposed; or

        (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

        Such giving of notice shall be initiated (i) at least 20 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

    4.2 Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.


                                   ARTICLE 5

                             SPLIT-UP, COMBINATION
                       EXCHANGE AND TRANSFER OF WARRANTS

    5.1 Split-Up, Combination and Exchange of Warrants. This Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split- up, combination or exchange of Warrants.

    5.2 Restrictions on Transfer; Restrictive Legends. Subject to the other restrictions on transfer contained in this Warrant, the Warrant Holder may freely assign or transfer this Warrant; provided, however that the Warrantholder shall not, without the Company's consent (not to be unreasonably withheld) assign or





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transfer this Warrant to any person who or which might be deemed to have an interest adverse to the Company.

    Except as otherwise permitted by this Section 5.2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant issued pursuant to Section 5.1 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

        "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT. UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH, NO TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES SHALL BE VALID OR EFFECTIVE."

        Except as otherwise permitted by this Section 5.2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

        Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if (i) the issuance of such Warrant Shares has been registered under the Securities Act, (ii) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor thereto) or
(iii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.


                                   ARTICLE 6

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

    6.1 Piggyback Registration.

        (a) Right to include Registrable Securities. If at any time or from time to time prior to the fifth anniversary of the Expiration Date, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or Form S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggyback Registration'), it shall as





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expeditiously as possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.1. Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement (subject to the limitations set forth in this Section 6.1) the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days).

        (b) Withdrawal of Piggyback Registration by Company. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 6.3 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this
Section 6.1.

        (c) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an offering by or through underwriters, then
(i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

        (d) Payment of Registration Expenses for Piggyback Registration. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 6.1.

        (e) Priority in Piggyback Registration . If a Piggyback Registration involves an offering by or through underwriters, the Company shall not be required to include Registrable Shares therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that any such reduction or elimination shall be pro rata to all other holders of the securities of the Company exercising "Piggyback Registration Rights" in proportion to the respective number of shares they have requested to be registered.

    6.2 Demand Registration.

        (a) Request for Registration. If, at any time or from time to time after October 15, 1996 and prior to the fifth anniversary of the Expiration Date, the Warrantholder requests that the Company file a registration statement under the Securities Act (a "Demand Registration"), as soon as practicable thereafter the Company shall use its best efforts to file a registration statement with respect to all Warrant Shares that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Warrant Shares that are held and/or that may be acquired upon the exercise of the Warrants specified in the notices of the Holders or holders hereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal





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and state law and regulation for the period necessary for such Holders or holders to effect the proposed sale or other disposition; provided, however, the Company shall be entitled to defer such registration for a period of up to 120 days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction. The Company shall also promptly give written notice to the Holders and the holders of any other Warrants and/or the holders of any Warrant Shares who or that have not made a request to the Company pursuant to the provisions of this Section 6.2(a)of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all such other Warrant Shares that are then held and/or that may be acquired upon the exercise of the Warrants, the Holder or holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this Section 6.2(a) on one occasion only.

        (b) Payment of Registration Expenses for Demand Registration. The Company shall pay all Registration Expenses in connection with the Demand Registration.

        (c) Selection of Underwriters. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter, the co-manager (if any) and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Warrantholder. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders or holders whose shares are being registered.

        (d) Procedure for Requesting Demand Registration. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) days after receipt of such a request the Company will give written notice of such registration request to all Holders, and, subject to the limitations of Section 6.2(b), the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

    6.3 Registration Procedures. If and whenever the Company is required to use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Registrable Securities that are then held or that may be acquired upon exercise of the Warrants in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article 6, the Company shall, as expeditiously as practicable:

        (a) prepare and file with the SEC, a,, soon as practicable within 150 days after the end of the period within which requests for registration may be given to the Company a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, subject to Section 6.1(e) hereof, and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;





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        (b)  prepare and file with the SEC such amendments and post- effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period not to exceed 120 days; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

        (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

        (e) if reasonably requested by the managing underwriters, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters reasonably believe (on advice of counsel and after consultation with the Company and its counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) any amendment or supplement thereto as such Persons may reasonably request; the company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

        (h) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky-laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

        (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

        (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

        (k) upon the occurrence of any event contemplated by Section 6.3(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (l) with respect to each issue or class, of Registrable Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority of such issue or class of Registrable Securities;

        (m) enter into such agreements (including an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offering and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings;
(iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 6.4 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

        (n) make available for inspection by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

        (o) otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

        Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

        The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

    6.4 Indemnification.

        (a) Indemnification by Company. In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter specifically for use therein. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) Indemnification by Holder. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.4(a), the Company, its directors and each officer who signs the Registration Statement, each other Holder, each underwriter of Registrable Securities, and each Person who controls the Company, such other Holder or underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

        (c) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6.4(a) or 6.4(b) shall be available to any party who shall fail to give notice as provided in this Section 6.4(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) it shall have been reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party; it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate counsel representing the indemnified parties) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnified party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

        (d) Contribution. In connection with each Registration Statement relating to the disposition of Registrable Securities, if the indemnification provided for in subsection (a) hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) of this Section 6.4 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

        (e) Specific Performance. The Company and the Holder acknowledge that remedies at law for the enforcement of this Section 6.4 may be inadequate and intend that this Section 6.4 shall be specifically enforceable.


                                  ARTICLE 7

                                OTHER MATTERS

    7.1 Binding Effect; Benefits. This Warrant shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Holders from time to time of the Warrants. Nothing in this Warrant is intended or shall be construed to confer upon any Person, other than the Company and the Holders of the Warrant, any right, remedy or claim under or by reason of this Warrant or any part hereof.

    7.2 Integration/Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    7.3 Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

    7.4 Counterparts. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    7.5 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

    7.6 Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    7.7 Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

    7.8 Computations of Consent. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

    7.9 Notice. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to it at: 13750 U.S. 281 North, Suite 660, San Antonio, Texas 78232 or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it at: 270 Upper 4th Street, Milton Keynes Bucks MK9 1DP or if the Company has designated, by notice in writing to the Holder, any (other address, to such other address.

        The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.

    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company effective the 5th day of February, 1996.


                                        MSU CORPORATION

                                               KEITH CHARLES HALL
                                        --------------------------------------

                                        BY:    Keith Charles Hall
                                           -----------------------------------

                                        TITLE: President
                                              --------------------------------


ATTEST:

 W.D. SNOWDON
------------------------------
Secretary

                                 ASSIGNMENT

              (To be executed only upon assignment of Warrant)


    For value received, ________________________________________________
___________________, hereby sells, assigns and transfers unto __________
________________________________________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________
attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:


        Name(s) of
        Assignee(s)          Address      No. of Warrant Shares
        -----------          -------      ---------------------




And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.


Dated:                             Signature:
      ----------------------                 -------------------------------
                                   Note:    The above signature should
                                            correspond exactly with the name
                                            on the face of this Warrant

                              SUBSCRIPTION FORM
                  (To be executed upon exercise of Warrant)


MSU CORPORATION:

    The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant, to purchase Warrant Shares and herewith tenders payment of the purchase price in full for _________ of the Warrant Shares in the form of cash or a certified or official bank check to the order of MSU Corporation in the amount of $_______________ in accordance with the terms of this Warrant.

    Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                 Name
                     ------------------------------------------------

                     ------------------------------------------------

                     ------------------------------------------------
                     (Please print Name, Address and Social Security No.)


            Signature
                     -------------------------------------------
                     Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form.